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                                                                    EXHIBIT 10.1


                           J. ALEXANDER'S CORPORATION
                  FORM OF 2005 INCENTIVE STOCK OPTION AGREEMENT



         THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this 21st day of December, 2005 (the "Grant Date"), by and between J. Alexander's Corporation, a Tennessee corporation (together with its Subsidiaries and Affiliates, the "Company"), and __________________ (the "Optionee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the J. Alexander's Corporation 2004 Equity Incentive Plan (the "Plan").

         WHEREAS, the Company has adopted the Plan, which permits the issuance of stock options for the purchase of shares of the common stock, par value $.05 per share, of the Company (the "Shares"); and

         WHEREAS, the Company desires to afford the Optionee an opportunity to purchase Shares as hereinafter provided in accordance with the provisions of the Plan;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       Grant of Option.

                  (a) The Company grants as of the date of this Agreement the right and option (the "Options") to purchase the following numbers of Shares, in whole or in part (the "Option Stock"): ___ Shares at an exercise price of $8.22 per Share and ___ Shares at an exercise price of $9.50 per Share, on the terms and conditions set forth in this Agreement and subject to all provisions of the Plan. The Optionee, holder or beneficiary of the Option shall not have any of the rights of a shareholder with respect to the Option Stock until such person has become a holder of such Shares by the due exercise of the Option and payment of the Option Payment (as defined in Section 3 below) in accordance with this Agreement.

                  (b) The Option shall be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall be interpreted in a manner consistent therewith. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Optionee.

         2. Exercise of Option; Restrictions on Resale. The Optionee may exercise the Option at any time after the date hereof. In consideration for the Option, the Optionee agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any Shares (or any interest in any Shares) (the foregoing are defined as the "Resale Restrictions") until December 21, 2007.


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Notwithstanding the foregoing, in the event the Optionee's employment or service with the Company is terminated for any reason, 100% of the Shares underlying the Options shall become free from the Resale Restrictions on the effective date of termination.

         3. Manner of Exercise. The Option may be exercised in whole or in part at any time within the period permitted hereunder for the exercise of the Option, with respect to whole Shares only, by serving written notice of intent to exercise the Option delivered to the Company at its principal office (or to the Company's designated agent), stating the number of Shares to be purchased, the person or persons in whose name the Shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by payment in full of the Option Price for the number of Shares with respect to which the Option is then being exercised (the "Option Payment") and cash equal to the required withholding taxes as set forth by Internal Revenue Service and applicable State tax guidelines for the employer's minimum statutory withholding. The Option Payment shall be made in cash or cash equivalents or in whole Shares that have been held by the Optionee for at least six months prior to the date of exercise valued at the Shares' Fair Market Value on the date of exercise (or next succeeding trading date if the date of exercise is not a trading date), together with any applicable withholding taxes, or by a combination of such cash (or cash equivalents) and Shares. The Optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of the Option or any other stock option of the Company. Subject to applicable securities laws and the Resale Restrictions, the Optionee may also exercise the Option by delivering a notice of exercise of the Option and by simultaneously selling the Shares of Option Stock thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Payment, together with any applicable withholding taxes. The Optionee shall notify the Company of any disposition of shares acquired under this Agreement if such disposition occurs within two years after the date of grant or one year after the date of exercise of the Option. For purposes of this Agreement, "Fair Market Value" means the closing sales price of the Shares on the American Stock Exchange.

         4. Termination of Option. The Option will expire ten years from the date of grant of the Option (the "Term") with respect to any then unexercised portion thereof, unless terminated earlier as set forth below:

                  (a) Termination by Death. If the Optionee's employment by the Company terminates by reason of death, or if the Optionee dies within three months after termination of such employment for any reason other than Cause, this Option may thereafter be exercised, to the extent the Option was exercisable at the time of such termination, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of death or until the expiration of the Term of the Option, whichever period is the shorter.

                  (b) Termination by Reason of Disability. If the Optionee's employment by the Company terminates by reason of Disability, this Option may thereafter be exercised, to the extent the Option was exercisable at the time of such termination, by the Optionee or personal representative or guardian of the Optionee, as applicable, for a period of three years from the date of such termination of employment or until the expiration of the Term of the Option,


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whichever period is the shorter; provided, however, that if the Option is exercised following the one-year anniversary of the date of termination, the Option shall thereafter be treated as a Non-Qualified Stock Option. For purposes of this Agreement, "Disabled" or "Disability" means that the Optionee is permanently unable to perform the essential duties of the Optionee's occupation.

                  (c) Termination by Normal Retirement or Early Retirement. If Optionee's employment by the Company terminates by reason of Normal Retirement or Early Retirement, this Option may thereafter be exercised by the Optionee, to the extent the Option was exercisable at the time of such termination, for a period of three years from the date of such termination of employment or until the expiration of the Term of the Option, whichever period is the shorter; provided, however, that if the Option is exercised following the three-month anniversary of the date of termination, the Option shall thereafter be treated as a Non-Qualified Stock Option. "Early Retirement" means retirement, for purposes of the Plan with the express consent of the Company at or before the time of such retirement, from active employment with the Company prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect. "Normal Retirement" means retirement from active employment with the Company on or after age 65.

                  (d) Termination for Cause. If the Optionee's employment by the Company is terminated for Cause, this Option shall terminate immediately and become void and of no effect.

                  (e) Other Termination. If the Optionee's employment by the Company terminates voluntarily or is involuntarily terminated for any reason other than for Cause, death, Disability or Normal Retirement or Early Retirement, this Option may be exercised, to the extent the Option was exercisable at the time of such termination, by the Optionee for a period of three months from the date of such termination of employment or the expiration of the Term of the Option, whichever period is the shorter.

         5. No Right to Continued Employment. The grant of the Option shall not be construed as giving Optionee the right to be retained in the employ of the Company, and the Company may at any time dismiss Optionee from employment, free from any liability or any claim under the Plan.

         6. Adjustment to Option Stock. The Committee may make adjustments in the terms and conditions of, and the criteria included in, this Option in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         7. Amendments to Option. Subject to the restrictions contained in Sections 6.2 and 14 of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or any holder or beneficiary


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of the Option shall not to that extent be effective without the consent of the
Optionee, holder or beneficiary affected.

         8. Limited Transferability. During the Optionee's lifetime this Option can be exercised only by the Optionee, except as otherwise provided in
Section 4(a) above or in this Section 8. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Optionee other than (i) to a Permitted Transferee or (ii) by will or the laws of descent and distribution. Any attempt to otherwise transfer this Option shall be void. No transfer of this Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. Any transfer of this Option by the Optionee to a Permitted Transferee must be for no consideration and, after the transfer, the Permitted Transferee shall have the sole responsibility for determining whether and when to exercise the Option. A Permitted Transferee may not transfer any such Option other than by will or the laws of descent and distribution. For purposes of this Agreement, "Permitted Transferee" means the Optionee's Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Optionee's Immediate Family. For purposes of this Agreement, "Immediate Family" means the Optionee's children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law. For purposes of this Agreement, a "Permitted Trust" means a trust solely for the benefit of the Optionee or Optionee's Immediate Family.

         9. Reservation of Shares. At all times during the term of this Option, the Company shall use its best efforts to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.

         10. Plan Governs. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

         11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

         12. Notices. All notices required to be given under this Option shall be deemed to be received if delivered or mailed as provided for herein to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.



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         To the Company:      J. Alexander's Corporation
                              Suite 260
                              3401 West End Avenue
                              Nashville TN 37203
                              Attn:  Chief Financial Officer

         To the Optionee:     The address then maintained with respect to the
                              Optionee in the Company's records.

         13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

         14. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

         15. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representative and assignees. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, executors, administrators, successors and assignees.

         16. Excessive Shares. In the event that the number of Shares subject to this Option exceeds any maximum established under the Code for Incentive Stock Options that may be granted to Optionee, or in the event that this Option becomes first exercisable in any calendar year to obtain Common Stock having a Fair Market Value (determined at the time of grant) in excess of $100,000, this Option shall be treated as a Non-Qualified Stock Option to the extent of such excess. The proceeding sentence shall be interpreted consistently with the provisions of Section 422(d) of the Code.



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         IN WITNESS WHEREOF, the parties have caused this Incentive Stock Option
Agreement to be duly executed effective as of the day and year first above written.


                        J. ALEXANDER'S CORPORATION



                        By:
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                        Optionee:

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                        Please Print

                        Optionee:

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                        Signature







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